UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 4, 2008

PacificNet Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-24985	91-2118007
(Commission File Number)	(IRS Employer Identification No.)

23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of principal executive offices and zip code)
86-10-59225000
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2008, the Board of Directors approved the resignation of Mr. Tony Tong as Chief Executive Officer of PacificNet Inc. (“PacificNet”) and the appointment of Mr. Victor Tong, PacificNet’s current President and Director, as Chief Executive Officer of PacificNet.

Mr. Victor Tong, age 37, has served as President and Director of PacificNet since 2002.  Mr. Victor Tong is the brother of Mr. Tony Tong.  Mr. Victor Tong’s current employment agreement with PacificNet, which sets forth his compensation, will remain in full force and effect on the same terms.  Mr. Victor Tong is not party to any transactions with related persons.

Mr. Tony Tong, will continue in his role as a member of the PacificNet Board of Directors as well as serving as a consultant to PacificNet.  There were no disagreements between Mr. Tony Tong and PacificNet on any matter relating to PacificNet’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC. By: /s/ Victor Tong Name: Victor Tong Title: Chief Executive Officer and President

Dated: September 10, 2008